UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2013

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously described in the Form 8-K filed November 5, 2013, Green Plains Renewable Energy, Inc. (“Green Plains”) entered into a definitive agreement (the “Agreement”) on November 1, 2013 to acquire two ethanol plants, located in Wood River, NE and Fairmont, MN, from Ethanol Holding Company, LLC, an entity composed of the predecessor owners’ lender group. An amendment to the Agreement (the “Amendment”) was executed on November 22, 2013 that, among other things, clarifies the treatment of spare parts inventory. On November 22, 2013, the ethanol plants were transferred to Ethanol Holding Company, LLC pursuant to a deed in lieu of foreclosure. Simultaneously therewith, Green Plains completed the purchase of the ethanol plants and certain related assets from Ethanol Holding Company, LLC. The two facilities have a combined annual production capacity of approximately 220 million gallons. The acquisition increases Green Plains’ production capacity to over one billion gallons of ethanol per year.

Green Plains acquired the ethanol plants for cash of $108 million, which includes an initial amount for working capital. An additional amount based on actual working capital will be determined and paid shortly after closing. Green Plains currently plans to execute approximately $77 million in term debt agreements, with these assets serving as collateral related to these agreements.

The parties have made customary representations and warranties in the Agreement, as amended, and agreed to certain customary covenants and indemnities.

The foregoing summary of the Agreement, as amended, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement and Amendment. The Agreement and Amendment are attached as exhibits hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.01.

Item 8.01. Other Events.

Green Plains issued a press release, dated November 22, 2013, a copy of which is attached hereto as Exhibit 99.1, announcing the completion of the transaction.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial statements required under this Item 9.01(a) are not included in this current report on Form 8-K. The Registrant will file the financial statements required under this Item 9.01(a) by February 10, 2014.

(b) Pro forma financial information. The pro forma financial information required under this Item 9.01(b) is not included in this current report on Form 8-K. The Registrant will file the pro forma financial information required under this Item 9.01(b) by February 10, 2014.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement by and among Ethanol Holding Company, LLC, Green Plains Renewable Energy, Inc., Green Plains Wood River LLC and Green Plains Fairmont LLC dated November 1, 2013 (The exhibits to this Agreement have been omitted; Green Plains will furnish such exhibits to the SEC upon request.)

2.2	Amendment to Asset Purchase Agreement by and between Ethanol Holding Company, LLC, Green Plains Renewable Energy, Inc., Green Plains Wood River LLC and Green Plains Fairmont LLC dated November 22, 2013

99.1	Press Release, dated November 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: November 22, 2013	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer (Principal Financial Officer)

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